EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 24, 2010 with respect to the consolidated financial statements and schedule of Clean Diesel Technologies, Inc. as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009 in this Amendment No. 3 to Form S-4, the Registration Statement. We hereby consent to the reference to our firm as “Experts” in the Registration Statement.

/s/ EisnerAmper LLP
(formerly known as Eisner LLP)
New York, New York
September 14, 2010